                                                                      Exhibit 21
                                                          As of January 20, 2004

                       Quest Diagnostics Incorporated (DE)

                         Subsidiaries and Joint Ventures

         100%  Quest Diagnostics Holdings Incorporated  (f/k/a SBCL, Inc.) (DE)
               100%  Quest Diagnostics Clinical Laboratories, Inc. (f/k/a SmithKline Beecham Clinical
                     Laboratories, Inc.) (DE)
                      (33-l/3%) Compunet Clinical Laboratories (OH)
                      (44%) Mid America Clinical Laboratories (IN)
                      (51%) Diagnostic Laboratory of Oklahoma LLC (OK)

         100%  Quest Diagnostics Incorporated  (CA)

         100%  Quest Diagnostics Incorporated  (MD)
               50%   Pathology Building Partnership (MD) (gen. ptnrshp.)
               100%  Diagnostic Reference Services Inc. (MD)
                     50%  Pathology Building Partnership (MD) (gen. ptnrshp.)

         100%  Quest Diagnostics Incorporated  (MI)

         100%  Quest Diagnostics Investments Incorporated  (DE)
                100% Quest Diagnostics Finance Incorporated (DE)

         100%  Quest Diagnostics LLC (IL)
         100%  Quest Diagnostics LLC (MA)
         100%  Quest Diagnostics LLC (CT)

         100%  Unilab Corporation (DE)
               100%  Unilab Acquisition Corporation, d/b/a FNA Clinics of America (DE)

         100%  Quest Diagnostics of Pennsylvania Inc. (DE)
               51%   Quest Diagnostics Venture LLC (PA)
               53.5% Associated Clinical Laboratories (PA) (gen. ptnrshp.)

         100%  Quest Diagnostics of Puerto Rico, Inc.

         100%  Quest Diagnostics Receivables Inc. (DE)

         100%  Quest Diagnostics Ventures LLC (DE)

         100%  DPD Holdings, Inc. (DE)
                100% MetWest Inc. (DE)
                      100% Diagnostic Path Lab, Inc. (TX)
                      49%  Sonora Quest Laboratories LLC (AZ)


         100%    American Medical Laboratories, Incorporated (DE)
                 100%  AML Inc. (DE)
                       100% Quest Diagnostics Nichols Institute, Inc. (f/k/a Medical Laboratories Corporation,
                               Inc.) (VA)
                       100% Quest Diagnostics Incorporated (NV)
                            100% APL Properties Limited Liability Company (NV)

         100%    Lab Portal, Inc. (DE)

         100%    LifePoint Medical Corporation (DE)
                 100%  C&S Clinical Laboratory, Inc. (NJ) (dba Clinical Diagnostic Services)

         100%    MedPlus, Inc. (OH)
                 100%  Worktiviti, Inc. (fka Universal Document Management Systems, Inc.) (OH)
                 100%  Valcor Associates Inc. (PA)

         100%    Nichols Institute Diagnostics (CA)
                 100%  Nichols Institute Sales Corporation (U.S.V.I.)

         100%    Nichols Institute Diagnostics Limited (UK)

         100%    Nichols Institute Diagnostics Trading AG (Switzerland)

         100%    Nichols Institute Diagnostika GmbH (Germany)
                 100%  Nichols Institute Diagnostika GmbH  (Austria)

         100%    Nichols Institute International Holding B.V. (Netherlands)
                 100%  Nichols Institute Diagnostics B.V. (Netherlands)
                 100%  Nichols Institute Diagnostics SARL (France)

         100%    Nomad Massachusetts, Inc. (MA)
                 100%  Quest Diagnostics, S.A. de C.V. (Mexico)
                 100%  Analisis, S.A. (Mexico)
                 100%  Laboratorios Clinicos de Mexico, S.A. de C.V. (Mexico)
                       100% Servicios de Laboratorio, S.A. de C.V. (Mexico)
                 100%  Laboratorios de Frontera Polanco, S.A. de C.V. (Mexico)
                 100%  Laboratorio de Analisis Biomedicos, S.A. (Mexico)

         100%    Quest Diagnostics do Brasil Ltda. (Brazil)

         100%    Quest Diagnostics Limited (UK)
                 100%  The Pathology Partnership plc (UK)



                                       2